EXHIBIT 4.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              THE MONEY STORE INC.


     Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby adopts the following Restated Certificate of Incorporation:

     FIRST: The name of the corporation is

                              THE MONEY STORE INC.

     SECOND: The purpose for which the corporation is organized to engage in is any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

     THIRD: A. The total number of shares which the corporation is authorized to issue is twenty-five million (25,000,000), of which twenty-four million (24,000,000) shares shall be Common Stock, no par value, and one million (1,000,000) shares shall be Preferred Stock with no par value.

     B. The Board of Directors of the corporation is authorized at any time and from time to time, to issue the Preferred Stock in one or more series, and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof the number of shares to be included in such series, and the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, to the fullest extent now or hereafter permitted by the laws of the State of New Jersey. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting that series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption rates;

     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     C. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or any series thereof, pursuant hereto or pursuant to the authority hereby vested in the Board of Directors or except as may be provided by the laws of the State of New Jersey, the holders of Common Stock shall have exclusively all rights of shareholders including but not limited to the entire voting power, all dividends declared by the corporation and all assets of the corporation in the event of any liquidation, dissolution or winding up of the corporation. Subject to paragraph D of this Section Third covering elections of directors, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share.

     D. At each election for directors each shareholder who is entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of his shares shall equal, or to distribute such votes on the same principle among any number of such candidates.

     FOURTH: A. The number of directors constituting the entire Board of Directors shall be determined in the By-Laws as provided therein; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided further, that the number of directors constituting the entire Board of Directors shall be seven unless otherwise fixed by a majority of the entire Board of Directors.

     B. The Board of Directors shall be divided into three classes to be equal, or as nearly equal as possible, in number: Class A, Class B and Class C; the term of office of those of the Class A to expire at the annual meeting of shareholders next ensuing after the date of this Restated Certificate of Incorporation; of the Class B one year thereafter; of the Class C two years thereafter; and at each annual election held after such classification and election, directors of each class shall be chosen for three year terms to succeed those whose terms expire.

     C. The power to fill vacancies on the Board of Directors (whether by reason of resignation, removal with or without cause, creation of new directorships or otherwise) shall be vested solely in the Board of Directors, except as provided below, and vacancies may be filled by a majority of the directors then in office, although less than a quorum, unless all directorships are vacant, in which case the shareholders shall fill the then existing vacancies. Any director chosen by the Board of Directors to fill a vacancy shall hold office only until the next election of directors by shareholders and until that director's successor shall be elected and shall have qualified. In the case of removal of a director by the affirmative vote of the shareholders pursuant to Paragraph E of this Section Fourth, the vacancy created by such removal shall be filled by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote thereon; provided that should the shareholders entitled to vote thereon fail to elect a director to fill a vacancy caused by the removal of a director by the affirmative vote of the shareholders pursuant to Paragraph E of this Section Fourth, such vacancy shall be filled by the Board of Directors as provided herein.

     D. Special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the corporation, include the power to call such meetings. Special meetings may also be called upon request, in writing, of the holders of record of 66-2/3% of the outstanding shares of stock entitled to vote at such a meeting.

     E. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by this Restated Certificate of Incorporation or the By-Laws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only by the affirmative vote of the holders of record of 66-2/3% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose, and the vacancy caused by such removal shall be filled as provided herein; provided that whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, as the provisions of this paragraph E of this Section Fourth shall not apply with respect to the director or directors elected by such holders of Preferred Stock and the provisions in the Certificate of Designation of such class or series of Preferred Stock shall apply, in respect of removal, with or without cause, of a director or directors so elected.

     FIFTH: The corporation shall, to the fullest extent permitted by Section 14A:3-5, Corporations, General, of the New Jersey Statutes, as it exists on the date hereof or as it may hereafter be amended, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

     SIXTH: A director or officer shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of the duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

     SEVENTH: A. In addition to any affirmative vote required by the New Jersey Shareholders Protection Act, Section 14A:10A, Corporations General, of the New Jersey Statutes, as it exists on the date hereof or as it may hereafter be amended, or by any successor thereto, or this Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Section Seventh, no Business Combination (as hereinafter defined) shall be consummated unless such Business Combination shall have been approved by the affirmative vote of the holders of record of outstanding shares representing at least 66- 2/3% of the voting power of the then outstanding Voting Shares (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or that a lesser percentage may be specified in this Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

     B. The provisions of paragraph A of this Section Seventh shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

     (i) The transaction constituting the Business Combination shall provide for consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

     (a) if applicable, the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Person
(1) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (2) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (3) in the transaction in which it became an Interested Person, whichever is highest; or

     (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

     (ii) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Shares other than Common Stock the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (ii) shall be required to be met with respect to every class and series of outstanding Voting Shares, whether or not an Interested Person has previously acquired any shares of a particular class of Voting Shares):

     (a) if applicable, the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid in order to acquire any shares of Common Stock beneficially owned by a Interested Person (1) within the two-year period immediately prior to the Announcement Date, (2) within the two-year period immediately prior to the Determination Date or (3) in the transaction in which it became an Interested person, whichever is highest; or

     (b) the Fair Market Value per share of such class or series of Voting Shares on the Announcement Date or the Determination Date, whichever is higher; or

     (c) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

     (iii) The price determined in accordance with subparagraphs (i) and (ii) of this paragraph B shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

     (iv) The consideration to be received by holders of a particular class or series of outstanding Voting Shares (including Common stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Shares which are beneficially owned by an Interested Person and, if an Interested Person beneficially owns shares of any class or series of Voting Shares which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Shares beneficially owned by it;

     (v) After such Interested Person has become an Interested Person and prior to the consummation of such Business Combination, such Interested Person shall not have become the beneficial owner of any additional shares of Voting Shares except as part of the transaction in which it became an Interested Person;

     (vi) After such Interested Person has become an Interested Person, such Interested Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

     (vii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to the stockholders of the corporation, no later than the earlier of (a) thirty (30) days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, sixty (60) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Shares other than an Interested Person (such investment banking firm to be selected by a majority of the Continuing Directors to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

     C. For the purpose of this section:

     (i) "Affiliate" of another Person shall mean (a) any Person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other Person; (b) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, partner, copartner, or employee of such other Person; (e) if such other Person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other Person is an unincorporated investment company not having a board of directors, the depositor thereof.

     (ii) "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

     (iii) "Business Combination shall mean:

     (a) any merger or consolidation of the corporation or any direct or indirect subsidiary of the corporation with (i) an Interested Person (as hereinafter defined) or (ii) any other Person (as hereinafter defined) whether or not itself an Interested Person which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Person, or

     (b) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (i) an Interested Person or (ii) any other Person (whether or not itself an Interested Person) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate of an Interested Person, directly or indirectly, of assets of the corporation (including, without limitation, any voting securities of any direct or indirect subsidiary of the corporation) or any direct or indirect subsidiary of the corporation, or both, having an aggregate Fair Market Value of $10,000,000 or more, or

     (c) the issuance or transfer by the corporation or any direct or indirect subsidiary of the corporation (in one transaction or in a series of transactions) of any securities of the corporation or any direct or indirect subsidiary of the corporation, or both, to (i) an Interested Person or (ii) any other Person (whether or not itself an Interested Person) which is, or after such issuance or transfer would be, an Affiliate of an Interested Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any direct or indirect subsidiary of the corporation which were not acquired by such Interested Person (or such other Person) from the corporation or a direct or indirect subsidiary of the corporation, or

     (d) the adoption of any plan or proposal for the liquidation, dissolution or winding up of the corporation proposed by or on behalf of (i) an Interested Person or (ii) any other Person (whether or not itself an Interested Person) which is or after such liquidation, dissolution or winding up would be, an Affiliate of an Interested Person, or

     (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its direct or indirect subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any direct or indirect subsidiary of the corporation directly or indirectly beneficially owned by (i) an Interested Person or (ii) any other Person (whether or not itself an Interested Person) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Person.

     (iv) "Continuing Director" shall mean (i) any member of the Board of Directors of the corporation, while such Person is a member of the Board, who is not an Interested Person, or an Affiliate of an Interested Person, or a representative or nominee of an Interested Person or of any such Affiliate, and who was a member of the Board prior to the date of this Restated Certificate of Incorporation, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Interested Person, or an Affiliate of an Interested Person, or a representative or nominee of an Interested Person or of any such Affiliate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     (v) "Determination Date" shall mean the date on which an Interested Person became an Interested Person.

     (vi) "Fair Market Value" on a specified date shall mean (i) with respect to shares of Common Stock or shares of any other class or series of Voting Shares, of the average of the bid and asked closing prices at which one such share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, or on the stock exchange, if any, on which such shares are primarily traded, but if no such shares were traded on such date, then on the last previous date on which a share was so traded, or, if none of the above are applicable, the value of a share as established by the Continuing Directors for such date using any reasonable method of valuation, and (ii) with respect to all other property, real or personal, other than cash, the fair market value of that property on the date in question as determined by the Board of Directors in good faith.

     (vii) "Interested Person" shall mean any Person other than the corporation that:

     (1) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Shares of the corporation; or

     (2) is an Affiliate of that Person and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

     (viii) "Person" shall mean an individual, corporation, a partnership, an association, a joint-stock company, a trust or any unincorporated organization.

     (ix) "Voting Shares" shall mean stock of all classes and series of the corporation entitled to vote generally in the election of directors.

     D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Section Seventh, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section Seventh including, without limitation, (i) whether a Person is an Interested Person, (ii) the number of shares of Voting Shares beneficially owned by any Person, (iii) whether a Person is an Affiliate of another, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, (v) whether the requirements of this Section Seventh have been met and (vi) such other matters with respect to which a determination is required under this Section Seventh. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Section Seventh.

     E. Nothing contained in this section shall be construed to relieve the members of the Board of Directors or an Interested Person from any fiduciary obligation imposed by law.

     F. The fact that any Business Combination complies with the provisions of this Section Seventh shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions of this Restated Certificate of Incorporation relating to (i) cumulative voting (Section Third, Paragraph D), (ii) any matter with respect to the Board of Directors (all of Section Fourth), (iii) the merger or consolidation of the corporation (Section Seventh), and (iv) the amendment, alteration, change or repeal of this Restated Certificate of Incorporation (Section Eighth) may not be amended without the affirmative vote of the holders of 66-2/3% of the shares entitled to vote in the election of directors.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend, alter, change and repeal the By-Laws of the corporation.

     TENTH: The address of the corporation's current registered office is 2840 Morris Avenue, Union, New Jersey 07083 and the name of the corporation's current registered agent is Eric R. Elwin.

     ELEVENTH: The number of directors constituting the current Board of Directors is five. The name and addresses of the directors constituting the current Board of Directors are:

NAME
ADDRESS

Alan Turtletaub
65 Dorison Drive
Short Hills, NJ 07078

Marc Turtletaub
4434 Mapel Lane
Carmichael, CA 95608

Morton Dear
22 Fordham Road
Livingston, NJ 07039

Anthony R. Medici
37 Remington Drive
Edison, NJ 08817

Harry Puglisi
46 Wisteria Street
Edison, NJ  08817


DATED, this 12th day of June, 1991.


                                       THE MONEY STORE INC.


                                        By:/s/ Morton Dear
                                           Morton Dear
                                           Executive Vice President and
                                           Secretary


(SEAL)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE MONEY STORE INC.


         Pursuant to the provisions of Section 14A:9-2(4) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated
Certificate of Incorporation:

         1. The name of the corporation is The Money Store Inc. (the "Corporation").

         2. Paragraph A of Article THIRD of the Corporation's Restated Certificate of Incorporation shall be amended to read as follows:

                           "The total number of shares which the corporation is
                  authorized to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, with no par value, and Ten Million (10,000,000) shares shall be Preferred Stock, with no par value."

         3. The amendment was adopted by the shareholders of the Corporation on October 12, 1995.

         4. The total number of shares entitled to vote on the amendment was 13,637,900.

         5. The number of shares voting for and against the amendment was as follows:

                Number of Shares          Number of Shares
                   Voting For              Voting Against
                  Amendment

                  8,008,887                  3,826,559

Dated: October 12, 1995
                                                     THE MONEY STORE INC.

                                                     By: /s/ Morton Dear
                                                     Name: Morton Dear
                                                     Title: Executive Vice
                                                            President

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE MONEY STORE INC.

         Pursuant to the provisions of Section 14A:9-2(4) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated
Certificate of Incorporation:

         1. The name of the corporation is The Money Store Inc. (the "Corporation").

         2. Paragraph A of Article THIRD of the Corporation's Restated Certificate of Incorporation shall be amended to read as follows:

                  "The total number of shares which the corporation is authorized to issue is Two Hundred Sixty Million (260,000,000), of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, with no par value, and Ten Million (10,000,000) shares shall be Preferred Stock, with no par value."

         3. The amendment was adopted by the shareholders of the Corporation on May 15, 1996.

         4. The total number of shares entitled to vote on the amendment was 57,394,794.

         5. The number of shares voting for and against the amendment was as follows:

                          Number of Shares          Number of Shares
                           Voting For              Voting Against
                           Amendment                  Amendment

                           35,657,613                15,159,408

Dated:  May 15, 1996                                 THE MONEY STORE INC.

                                                     By: /s/ Morton Dear
                                                     Name:   Morton Dear
                                                     Title:  Executive Vice
                                                             President

                                                         EXHIBIT 4.3
                            1995 STOCK INCENTIVE PLAN
                                       OF
                              THE MONEY STORE INC.

     1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors and employees of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such directors and employees with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such directors and employees on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

     2. Definitions.   When used in this Plan, unless the context
otherwise requires:

     (a) "Alternative Rights" shall have the meaning set forth in Section 7.

     (b) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

     (c) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

     (d) "Committee" shall mean the Committee hereinafter described in
Section 3.

     (e) "Conjunctive Rights" shall have the meaning set forth in Section 7.

     (f) "Corporation" shall mean The Money Store Inc.

     (g) "Eligible Persons" shall mean those persons described in Section 4 who are potential recipients of Incentive Awards.

     (h) "Fair Market Value" on a specified date shall mean the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the closing price of a Share as reported on the NASDAQ National Market System or, if the Shares are not then traded on the NASDAQ National Market System, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

     (i) "Incentive Award" shall mean an Option, Restricted Stock Award or Rights granted pursuant to this Plan.

     (j) "Options" shall mean the Stock Options granted pursuant to this Plan.

     (k) "Plan" shall mean this 1995 Stock Incentive Plan of The Money Store Inc., as adopted by the Board of Directors on August 15, 1995, as such Plan from time to time may be amended.

     (l) "President" shall mean the person who at the time shall be the President of the Corporation.

     (m) "Restricted Shares" shall mean the Shares issued as a result of a Restricted Stock Award.

     (n) "Restricted Stock Award" shall mean a grant of Shares or of the right to purchase Shares pursuant to Section 12 hereof. Such Shares, when and if issued, shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Award is granted, until such specific conditions are met. Such conditions may be based on continuing employment or achievement of pre-established performance objectives, or both.

     (o) "Rights" shall mean stock appreciation rights granted pursuant to the Plan, which shall entitle the holder thereof to receive from the Corporation cash or Shares or a combination of cash and Shares based upon the excess of the Fair Market Value of Shares at the time of exercise over the purchase price of the Shares subject to the related Option, or the Fair Market Value of Shares on the date the Rights were granted, as the case may be, subject to the terms and conditions of the Plan.

     (p) "Share" shall mean a share of common stock of the Corporation.

     (q) "Spread" shall mean (i) with respect to Conjunctive Rights and Alternative Rights, the excess of the Fair Market Value of one Share on the date of exercise of such Rights over the purchase price per Share payable under the related Option and (ii) with respect to Rights not granted in connection with an Option, the excess of the Fair Market Value of one Share on the date of exercise of such Rights over the Fair Market Value of one Share on the date such Rights were granted.

     (r) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3. Committee. The Plan shall be administered by a Committee of the Board of Directors, which shall consist of two or more directors of the Corporation, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, as from time to time amended (the "Exchange Act"). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

     4. Participants. Except as hereinafter provided, the class of persons who are potential recipients of Incentive Awards granted under this Plan consist of
(i) the directors of the Corporation or a Subsidiary and (ii) employees of the Corporation or a Subsidiary, as determined by the Committee. The parties to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Award, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Persons to whom Incentive Awards may be granted include employees who are also directors of the Corporation or a Subsidiary and also directors who are not also employees. Notwithstanding the foregoing, Alan Turtletaub and Marc Turtletaub shall not be eligible to receive grants of Incentive Awards under this Plan.

     5. Shares. Subject to the provisions of Section 16 hereof, the Committee may grant Incentive Awards with respect to an aggregate of up to 750,000 Shares, all of which shares may be either Shares held in treasury or authorized but unissued Shares; provided, however, that Alternative Rights shall not be subject to the foregoing limitation. The maximum number of Shares which may be the subject of Options and Rights granted during the duration of the Plan to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code shall not exceed 250,000 Shares. If the Shares that would be issued or transferred pursuant to any Incentive Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of a related Alternative Right shall not again be available for the grant of any further Incentive Awards; and provided, further, that the counting of Shares subject to Incentive Awards granted under the Plan against the number of Shares available for further Incentive Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act. Notwithstanding the preceding, with respect to any Option and/or any Rights granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option and/or Rights shall continue to count against the maximum number of shares which may be the subject of Options and Rights granted to such individual. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Rights is reduced, such reduction shall be treated as a cancellation of such Option and/or Rights and the grant of a new Option and/or Rights (if any), and both the cancellation of the Option and/or Rights and the new Option and/or Rights shall reduce the maximum number of shares for which Options and Rights may be granted to the holder of such Option and/or Rights.

     6. Grant of Options. The number of Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

     Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

     Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

     The form of Option shall be determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.

     7. Grant of Rights. The Committee shall have the authority in its discretion to grant to any Eligible Person Rights which may be granted separately, or in connection with an Option at the time of grant of the Option. Rights granted in connection with an Option shall be granted with respect to the same number of Shares covered by the Option, subject to adjustment pursuant to the provisions of Section 16 hereof, and may be exercised, as determined by the Committee in its discretion at the time of the grant of the Rights, either in conjunction with, or as an alternative to, the exercise of the related Option.

     Conjunctive Rights ("Conjunctive Rights") granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable and is exercised. Upon any exercise of an Option in respect of which Conjunctive Rights shall have been granted, the holder of the Rights shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the Spread, or a portion of the Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the related Option shall have then been so exercised.

     Alternative Rights ("Alternative Rights") granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised. Upon any exercise of Alternative Rights, the holder thereof shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the Spread, or a portion of the Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised. Notwithstanding anything contained herein, Alternative Rights granted in connection with an Option that is an incentive stock option may not be exercised at any time when the Fair Market Value of the Shares subject thereto is less than the exercise price of such Option.

     Rights granted without relationship to an Option shall be exercisable for a duration determined by the Committee, but in no event more than ten years from the date of grant. Such Rights shall entitle the holder, upon the exercise thereof, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the Spread, or a portion of the Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised.

     Notwithstanding anything contained herein, the Committee may, in its sole discretion, limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted on the certificate evidencing the grant of the Rights.

     At the holder's election, payment of the amount determined hereunder upon the exercise of Rights may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of exercise of Rights, or in a combination of cash and Shares. Notwithstanding any other provision of the Plan or of any Option or Rights, upon the exercise of Rights, the Committee shall have the power, in its sole discretion, to disapprove the holder's election as to the form (i.e., cash or Shares, or part in cash and part in Shares) in which payment of the Rights will be made and to substitute therefor payment as it determines. If the Committee does not disapprove an election made upon the exercise of Rights within 60 days after such exercise or election then the Committee shall be deemed to have approved such election. No fractional Shares shall be issued by the Corporation, and settlement therefor shall be made in cash.

     Notwithstanding any other provision of the Plan or of the Rights, for purposes of determining the amount of the Spread in the case of a holder of Rights who is a Director or officer subject to Section 16(b) of the Exchange Act, the Committee, in its sole discretion, may designate a single Fair Market Value per Share with respect to all such holders who exercise Rights during any single ten-day period specified in Rule 16b-3(e)(3) under the Exchange Act; provided, however, that the Fair Market Value per Share designated by the Committee during any such period shall in no event be greater than the highest Fair Market Value per Share on any day during such period or less than the lowest Fair Market Value per Share on any day during such period.

     The form of Rights shall be as determined from time to time by the Committee. A certificate of Rights signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, of the Corporation and having the seal of the Corporation affixed thereto, shall be delivered to each person to whom Rights are granted.

     8. Purchase Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

     The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation, or by such other method as the Committee may permit.

     9. Duration of Options and Related Rights. The duration of any Option granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted. The duration of any Rights granted in connection with any Option shall be coterminous with the duration of the related Option.

     10. Ten Percent Stockholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

     11. Exercise of Options and Rights. Except as otherwise provided herein, Options and Rights, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee; provided, however, that no Options or Rights may be exercised in part or in full prior to six months following the later of the date of grant or the date of approval of the Plan by the shareholders of the Corporation as provided in Section 21.

     Notwithstanding the foregoing, all or any part of any remaining unexercised Options or Rights granted to any person may, after approval of the Plan by the shareholders of the Corporation as provided in Section 21, be exercised in the following circumstances (but in no event during the six-month period commencing on the later of the date granted or the date of shareholder approval of the
Plan): (a) immediately upon (but prior to the expiration of the term of the Option or Rights) the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of
Section 15 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder,
(c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, or (d) if, while the holder is employed by, or serving as a director of, the Corporation or a Subsidiary, there occurs a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (x) both (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Corporation representing 40% or more of the combined voting power of the then outstanding securities of the Corporation and (ii) on the date of the most recent acquisition by any Person referred to in the preceding clause (i), the direct and indirect beneficial ownership by Alan Turtletaub and Marc Turtletaub of the securities of the Corporation represents in the aggregate less than 40% of the combined voting power of the then outstanding securities of the Corporation or (y) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition; provided, however, that if any transaction or event or series of transactions or events resulting in a Change in Control is approved by a majority of the members of the Board of Directors holding office prior to the transaction or event or series of transactions or events, then the transaction or event or series of transactions or events shall not be deemed to be a Change in Control. Notwithstanding the foregoing, for purposes of subsection (x), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and, for purposes of subsection
(y), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (i) to a shareholder in exchange for his stock,
(ii) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (iii) to a Person that has (directly or directly) at least 50% Ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares acquired pursuant to this Plan or any other plan maintained by the Company or a Subsidiary unless the holder has beneficially owned such Shares for at least six months); by providing with the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time. Any Conjunctive Rights granted in connection with such Option shall be exercised by the inclusion in the Exercise Notice of a notice of exercise of Rights, together with the Rights certificate and a specification of the percentages of the Rights which the holder desires to receive in cash and in Shares.

     Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option and, if Conjunctive Rights have been exercised in connection therewith, the amount of cash and/or a certificate for the number of Shares determined in accordance with Section 7 hereof. If the Option and any Conjunctive Rights shall have been exercised with respect to less than all of the Shares subject to the Option and Rights, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate and a new Rights certificate in replacement of the certificates surrendered at the time of the exercise of the Option and Rights, indicating the number of Shares with respect to which the Option and Rights remain available for exercise, or the original Option certificate and Rights certificate shall be endorsed to give effect to the partial exercise thereof.

     Alternative Rights or Rights not granted in connection with an Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights certificate, and a specification of the percentages of the Rights which the holder desires to receive in cash and in Shares. Holders of Alternative Rights shall also surrender the related Option certificate. Within a reasonable time thereafter, the Corporation shall cause to be delivered to the person entitled thereto, the amount of cash and/or a certificate for the number of Shares determined in accordance with Section 7 hereof. Upon the exercise of Alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. Shares subject to Options or portions thereof surrendered upon the exercise of Alternative Rights shall not be available for subsequent Incentive Awards under the Plan. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto (or to the related Option, if any), the Corporation shall also cause to be delivered to the person entitled thereto a Rights certificate (and an Option certificate, in the case of Alternative Rights) with respect to the difference between the number of Shares of the Rights certificate (and related Option certificate, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised (and the related Option, if any, was so surrendered), or the original Rights certificate (and related Option certificate, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

     Notwithstanding any other provision of the Plan or of any Option or Rights, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

     12. Terms and Conditions of Restricted Stock Awards.

     (a) All Restricted Shares granted to or purchased by an eligible person pursuant to the Plan shall be subject to the following conditions:

          (i) the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire;

          (ii) each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed; and

          (iii) the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an eligible person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

     (b) The restrictions imposed under subsection (a) hereof upon Restricted Stock Awards shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of Section 15 hereof.

     (c) Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder's name but shall be retained by the Corporation for the holder's account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder's account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

     13. Consideration for Incentive Awards. The Corporation shall obtain such consideration for the grant of an Incentive Award as the Committee in its discretion may determine.

     14. Non-transferability of Incentive Awards. Options and Rights shall not be transferable or assignable by the holder thereof except to the extent that the Estate or heirs of a deceased holder of Options or Rights may be permitted to exercise them. Restricted Stock Awards shall not be transferable or assignable by the holder thereof, except that any Restricted Shares subject to restrictions at the time of the holder's death (and any dividends, distributions and adjustments with respect thereto) shall be transferred to the holder's Estate or heirs. Incentive Awards may be exercised or surrendered during the holder's lifetime only by the holder thereof.

     15. Termination of Employment or Service. All or any part of any Option and/or Rights, to the extent unexercised, shall terminate immediately, upon the cessation or termination for any reason of the holder's employment by, or service as a director of, the Corporation or any Subsidiary, except that the holder shall have until the end of the tenth business day following the cessation of his employment or service with the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option and/or Rights that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option and Rights. Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the Estate or the heirs of a deceased holder shall have the privilege of exercising the Options and Rights which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and Rights and (a) within three months of the holder's retirement or disability, or (b) within six months of the holder's death, as the case may be. If the employment or service of any holder of an Option or Rights with the Corporation or a Subsidiary shall be terminated because of the holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options and Rights of such holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and a holder of Options or Rights whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option or Rights he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

     Except as hereinafter provided, if a holder of a Restricted Stock Award shall voluntarily or involuntarily leave the employ of the Corporation or any Subsidiary, all such Restricted Shares subject to restrictions at the time his employment terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto) shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse (a) upon the death or disability of the holder, (b) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special considerations or (c) upon a Change in Control while the holder is employed by, or serving as a director of, the Corporation or a Subsidiary.

     16. Adjustment Provision. If prior to the complete exercise of any Option, or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for,

     (a) in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder; and

     (b) in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Award shall receive, subject to the same restrictions and other conditions of such Award as determined pursuant to the provisions of
Section 12, the same securities or other property as are received by the holders of the Corporation's Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution.

     Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

     In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete exercise of any Rights, the Committee, in its sole discretion, shall determine the amount of cash and/or number of Shares or other property to which the holder of the Rights shall be entitled upon their exercise, so that there shall be no increase or dilution in the cash and/or value of the Shares or other property to which the holder of Rights shall be entitled by reason of such events.

     Notwithstanding the foregoing, upon the dissolution or liquidation of the Corporation, or the occurrence of a merger or consolidation in which the Corporation is not the surviving corporation, or in which the Corporation becomes a subsidiary of another corporation or in which the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of the Corporation or such surviving entity immediately after such merger or consolidation, or upon the sale of all or substantially all of the assets of the Corporation, this Plan and the Options and Rights granted hereunder shall terminate unless provision is made by the Corporation in connection with such transaction for the assumption of Options and Rights theretofore granted, or the substitution for such Options and Rights of new options of, and rights with respect to, the successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event the Options terminate as aforesaid in connection with such a dissolution, liquidation, merger, consolidation or sale, the Committee may provide that the holder of any such Option shall be entitled to receive from the Corporation cash in an amount equal to the excess of (i) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the Shares subject to the portion of the Option not theretofore exercised (whether or not the Option is then exercisable pursuant to its terms or otherwise), over
(ii) the aggregate purchase price which would be payable for such Shares upon the exercise of the Option. In the event Conjunctive Rights or Rights granted independently of an Option terminate as aforesaid in connection with such a dissolution, liquidation, merger, consolidation or sale, the Committee may provide that the holder of any such Rights (whether or not such Rights are then exercisable pursuant to their terms or otherwise) shall be entitled to receive from the Corporation cash in an amount equal to (i) in the case of Conjunctive Rights, the amount of cash received by the holder with respect to the related Option (or a portion of such amount equal to the portion of the Spread to which the holder is entitled under the terms of such Rights), or (ii) in the case of Rights granted without relationship to an Option, the excess of (A) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the Shares subject to the portion of the Rights not theretofore exercised, over (B) the Fair Market Value of such Shares on the date such Rights were granted (or a portion of such excess equal to the portion of the Spread to which the holder is entitled under the terms of such Rights). In the event of any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights.

     17. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Incentive Award, or may issue stop transfer orders in respect thereof.

     18. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the grant or exercise of any Incentive Award, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Incentive Award. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Incentive Award.

     19. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual or change the class of Eligible Persons shall be subject to the approval of the shareholders of the Corporation within one year of such amendment.

     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

     The Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     20. No Right of Employment. Nothing contained herein or in an Incentive Award shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge such employee or director (without or with pay), at any time, with or without cause.

     21. Effective Date of the Plan. This Plan is conditioned upon its approval by the shareholders of the Corporation on or before August 14, 1996, by the vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at any special or annual meeting of the shareholders of the Corporation; except that this Plan is adopted and approved by the Board of Directors effective August 15, 1995, to permit the grant of Incentive Awards prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. In the event that this Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Incentive Awards granted hereunder shall be void and of no force or effect.

     22. Final Issuance Date. No Incentive Award shall be granted under the Plan after August 14, 2005.